For Immediate Release

News Release

Aspreva Announces Preliminary Revenues for
Fourth Quarter and Fiscal Year 2005

Victoria, B.C., Canada; February 1, 2006 - Aspreva Pharmaceuticals Corporation (NASDAQ: ASPV; TSX: ASV), an emerging pharmaceutical company focused on increasing the pool of evidence-based medicines available for patients living with less common diseases, today announced preliminary and unaudited net revenues of approximately US$45 million for the fourth quarter, and US$76 million for the year ended December 31, 2005.

As previously announced, Aspreva will release its full financial results on Wednesday, February 8th. The Company will hold a conference call and webcast beginning at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss results and to provide a general corporate update.

The webcast and conference call will be available to all interested parties. To access the live call or the archive via the Internet, please visit the Investors section of the Company's website at www.aspreva.com. Alternatively, please dial 1-866-831-6224 (North America) or 1-617-213-8853 (International) and enter the pass code 67864252 to participate in the call. The call will be available for replay until Wednesday, February 15, by calling 1-888-286-8010 (North America) or 1-617-801-6888 (International) and entering the pass code 32850113. The webcast replay will be available until Aspreva’s first quarter 2006 conference call.

About Aspreva Pharmaceuticals
Aspreva is an emerging pharmaceutical company focused on identifying, developing and, upon regulatory approval, commercializing new indications for approved drugs and late stage drug candidates for patients living with less common diseases. Aspreva's "Indication Partnering" strategy allows its partners to maintain core brand focus while extending the benefits of their medicines to a broader patient population.

For further information please contact:
Sage Baker
Executive Director, Corporate & Investor Affairs
Aspreva Pharmaceuticals
250-744-2488 ext. 270
sbaker@aspreva.com

The revenue figures in this press release are preliminary and unaudited and are not a complete disclosure of our quarterly or annual financial results. Unless otherwise specified, all amounts are in U.S. dollars and are reported under U.S. GAAP.

Certain statements in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are only predictions based upon our current expectations, and actual results may differ materially. Forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements upon completion of the audit of our year-end results by our independent auditor. Other risks and uncertainties are detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Aspreva undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise after the date hereof.